Exhibit 99.1

SAFE & GREEN HOLDINGS CORP. ANNOUNCES NAME CHANGE TO OLENOX INDUSTRIES INC.

JANUARY 20, 2026 – CONROE, TX -- Olenox Industries Inc. (NASDAQ: OLOX) (“Olenox Industries Inc.”, “OLOX” or the “Company”), is the new name of Safe & Green Holdings Corp. (former NASDAQ ticker symbol: SGBX). The new name, and ticker symbol elements were introduced to better reflect the Company’s position as a leading developer, designer, and fabricator of modular structures. The Company’s common stock will continue to trade on the Nasdaq Stock Market under its new ticker symbol “OLOX”.

Olenox Industries Inc. was founded in 2007 on the principle that our advanced technology could take container construction to the next level. It has since grown and evolved into a modular solutions company that prioritizes sustainability and inventive, state-of-the-art building practices.

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About Olenox Industries Inc.

Olenox Industries Inc. is an industrial holding company focused on acquiring, operating, and scaling businesses that provide engineered solutions across industrial, energy, and infrastructure markets. Through its subsidiaries, including Giant Containers, the Company delivers high-quality modular and containerized systems designed for rapid deployment and long-term performance.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investors:

investors@safeandgreenholdings.com

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